NAME OF REGISTRANT

Templeton Funds
File No. 811-02781

Exhibit Item No. 77I: Terms of new or amended securities


Templeton Foreign Fund and Templeton World Fund each a series of the Trust began offering new Class R6 shares on May 1, 2013.